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                                                                   EXHIBIT 99.6


                COMPREHENSIVE CARE CORPORATION REVIEWS PROGRESS
                     AT 1995 ANNUAL MEETING OF STOCKHOLDERS



Newport Beach, CA, November 13, 1995 (CMP): At the annual meeting of stockholders held in New York November 9, 1995, Chairman Chriss W. Street reviewed the company's progress during the past year and told stockholders that Comprehensive Care is positioned toward profitability in fiscal 1996.

"When we met a year ago, I told you my goal as Chairman was to support our strengths and cure our weaknesses," Mr. Street said. "Since then, we've addressed - and resolved - a number of major historic issues, including problems with payroll tax audits. We've clearly defined our strategy that is based on sound business principles and an innovative approach to health care. The progress we've achieved to date paves the way for us to become, once again, a profitable company delivering the best in health care," he said.

Shareholders of Comprehensive Care Corporation reelected to the Board of Directors, W. James Nicol, senior vice president/chief financial officer of CareLine, Inc., to serve a three year term expiring in 1998. The company's incentive plan was also approved, and the director's stock option plan was amended and restated.


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